
                                                                     Exhibit 2.1

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                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                        MEETING STREET PARTNERS II INC.,

                              RADIAN GUARANTY, INC.

                                       AND

                     MORTGAGE GUARANTY INSURANCE CORPORATION

                               As of June 15, 2005

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                               TABLE OF CONTENTS

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ARTICLE I                      CERTAIN DEFINITIONS .............................................................       1

         Section 1.1           Definitions .....................................................................       1

         Section 1.2           Interpretation; Headings ........................................................       3

ARTICLE II                     PURCHASE TRANSACTION ............................................................       4

         Section 2.1           Purchase Transaction ............................................................       4

         Section 2.2           Closing .........................................................................       4

         Section 2.3           Conditions of the Obligations of Purchaser at the Closing .......................       5

         Section 2.4           Conditions of the Obligations of MGIC at the Closing ............................       5

         Section 2.5           Conditions of the Obligations of Radian at the Closing ..........................       6

         Section 2.6           Supplemental Purchase Price .....................................................       6

         Section 2.7           Grant of Security Interest to Sellers ...........................................       6

         Section 2.8           Rights and Obligations Regarding Collateral .....................................       6

         Section 2.9           Events of Default ...............................................................       7

         Section 2.10          Remedies upon Default ...........................................................       7

         Section 2.11          Termination of Security Interest ................................................       7

ARTICLE III                    COVENANTS .......................................................................       8

         Section 3.1           Tax Matters .....................................................................       8

         Section 3.2           Governmental Approvals; Further Assurances ......................................       8

         Section 3.3           Confidentiality .................................................................       9

ARTICLE IV                     REPRESENTATIONS AND WARRANTIES OF THE SELLERS ...................................       9

         Section 4.1           Organization ....................................................................       9

         Section 4.2           Equity Interests and Related Matters ............................................       9

         Section 4.3           Authorization ...................................................................      10

         Section 4.4           Noncontravention ................................................................      10

ARTICLE V                      REPRESENTATIONS AND WARRANTIES OF PURCHASER .....................................      10

         Section 5.1           Organization ....................................................................      10

         Section 5.2           Authorization ...................................................................      10

         Section 5.3           Noncontravention ................................................................      10

         Section 5.4           Investment Representation .......................................................      11

                                       i
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                               TABLE OF CONTENTS
                                  (continued)

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
         Section 5.5           No General Voting Rights ........................................................      11

         Section 5.6           Member's Equity .................................................................      11

ARTICLE VI                     TERMINATION .....................................................................      11

         Section 6.1           Termination .....................................................................      11

         Section 6.2           Effect of Termination ...........................................................      11

ARTICLE VII                    MISCELLANEOUS ...................................................................      12

         Section 7.1           Fees and Expenses ...............................................................      12

         Section 7.2           Consent to Amendments ...........................................................      12

         Section 7.3           Successors and Assigns ..........................................................      12

         Section 7.4           Notices .........................................................................      12

         Section 7.5           Counterparts ....................................................................      13

         Section 7.6           Entire Agreement ................................................................      13

         Section 7.7           No Third-Party Beneficiaries ....................................................      13

         Section 7.8           Governing Law ...................................................................      13

         Section 7.9           Resolutions of Disputes .........................................................      13

         Section 7.10          Waiver of Jury Trial ............................................................      14

         Section 7.11          No Strict Construction ..........................................................      15

                          SECURITIES PURCHASE AGREEMENT

            THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 15, 2005, by and among Meeting Street Partners II, Inc., a Delaware corporation, ("MSII" or "Purchaser" ), Radian Guaranty, Inc., a Pennsylvania corporation, and Mortgage Guaranty Insurance Corporation, a Wisconsin corporation (each, a "Seller", and collectively, the "Sellers").

            WHEREAS, the Sellers own Percentage Interests in Sherman Financial Group, LLC, a Delaware limited liability company (the "Sherman Financial");

            WHEREAS, Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to Purchaser, certain of Sellers' Percentage Interests in Sherman Financial on the terms and conditions described herein;

            WHEREAS, in accordance with the Sherman Financial LLC Agreement (as defined below), the Transferred Interests (as defined below) shall not entitle Purchaser to a position on Sherman Financial's Board of Managers and shall not entitle Purchaser to any voting rights with respect to Sherman Financial other than those set forth in Section 9.8(d) and Section 10.1(b) of the Sherman Financial LLC Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and intending to be legally bound, the Parties hereby agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

      Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings.

            "Agreement" has the meaning set forth in the first paragraph.

            "Applications" has the meaning set forth in Section 3.2(b).

            "Business Day" means any day other than (a) Saturday or Sunday or
(b) a day on which commercial banks in New York, New York, are authorized or required by applicable Law or executive order to close.

            "Closing" has the meaning set forth in Section 2.2.

            "Closing Date" has the meaning set forth in Section 2.2.

            "Code" means the Internal Revenue Code of 1986.

            "Collateral" has the meaning set forth in Section 2.7.

            "Defaulting Party" has the meaning set forth in Section 2.9(b).

            "Encumbrances" means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

            "Event of Default" has the meaning set forth in Section 2.9(b).

            "Existing Operating Agreement" means Sherman Financial's Second Amended and Restated Limited Liability Company Agreement dated March 12, 2001.

            "GAAP" means U.S. generally accepted accounting principles, applied consistently.

            "Governmental Approvals" has the meaning set forth in Section
2.3(b).

            "Governmental Entity" means (i) any foreign, federal, state or local government and (ii) any agency or instrumentality thereof, with authority to regulate any operations of Sherman Financial or any of its Subsidiaries, including banking, lending and credit collection operations.

            "Income Amount" has the meaning set forth in Section 3.1(b).

            "Interest" has the meaning set forth in the Existing Operating Agreement, as of the date hereof, and in the Sherman Financial LLC Agreement, as of and after its effective time.

            "Law" means any statute, law, ordinance, regulation, rule, code, order, rule of common law or judgment enacted, promulgated, issued, enforced or entered by any Governmental Entity.

            "Losses" means any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses).

            "Management Services Agreement" means that certain Management Services Agreement, dated as June 15, 2005, between Sherman Financial and Sherman Capital.

            "Member" has the meaning set forth in the Sherman Financial LLC Agreement, as of and after its effective time.

            "MSII" has the meaning set forth in the introductory paragraph to this Agreement.

            "MSII Stockholders Agreement" means that certain Stockholders Agreement of MSII, dated as of the date hereof.

            "Party" or "Parties" means the Persons appearing on the signature page of this Agreement.

            "Percentage Interest" has the meaning set forth in the Existing Operating Agreement, as of the date hereof, and in the Sherman Financial LLC Agreement, as of and after its effective time.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity.

            "Preliminary Purchase Price" has the meaning set forth in Section 2.2(b).

            "Purchaser" has the meaning set forth in the first paragraph of this Agreement.

            "Purchase Price" means the Preliminary Purchase Price plus the Supplemental Purchase Price.

            "Purchase Transaction" has the meaning set forth in Section 2.1.

            "Representatives" means, with respect to any Person, such Person's agents, representatives (including its employees, attorneys and consultants, financial or otherwise) and affiliates.

            "Seller" or "Sellers" has the meaning set forth in the first paragraph of this Agreement.

            "Sherman Capital" means Sherman Capital Markets LLC, a Delaware limited liability company.

            "Sherman Financial" has the meaning set forth in the first recital to this Agreement.

            "Sherman Financial LLC Agreement" means the Existing Operating Agreement as amended on June 15, 2005.

            "Subsidiary" of any Person (the "parent") means any other Person whose (a) securities having ordinary voting power to elect a majority of its board of directors or managing or general partners (or other persons having similar functions) or (b) other ownership interests (including trust, partnership and limited liability company interests) ordinarily constituting a majority interest in the capital, profits or cash flow of such Person, are at the time, directly or indirectly, owned or controlled by such parent, or by one or more other Subsidiaries of such parent, or by such parent and one or more of its other Subsidiaries.

            "Supplemental Purchase Price" has the meaning set forth in Section 2.6.

            "Transaction Documents" means this Agreement, the Sherman Financial LLC Agreement and the Management Services Agreement.

            "Transfer" has the meaning assigned to such term in the Sherman Financial LLC Agreement.

            "Transferred Interests" has the meaning set forth in Section 2.1.

            "UCC" shall mean the Uniform Commercial Code in the State of New
York.

      Section 1.2 Interpretation; Headings. As used in this Agreement, unless the context otherwise requires, (a) "including" means "including, without limitation" and (b) words in the singular include the plural and words in the plural include the singular. A reference to any Party to this Agreement or any other agreement or document shall include such Party's successors and permitted assigns. A reference to any agreement or order shall include any amendment of such agreement or order from time to time in accordance with the terms hereof and thereof. A reference to any legislation, to any provision of any legislation or to any regulation issued thereunder shall include any amendment to, and any modification or re-enactment thereof, any legislative provision or regulation substituted therefor and all regulations issued thereunder or pursuant thereto. The headings contained in this Agreement are for convenience of reference only and do not form a part of this Agreement. Section and Article references in this Agreement refer to sections or articles of this Agreement unless otherwise specified.

                                   ARTICLE II

                              PURCHASE TRANSACTION

      Section 2.1 Purchase Transaction. On the basis of the representations, warranties, covenants and agreements set forth herein, Purchaser and each of the Sellers agrees to and shall consummate at the Closing the following transaction (the "Purchase Transaction"): each Seller shall sell to Purchaser a Percentage Interest equal to 6.92% of the aggregate Interests in Sherman Financial (collectively, the "Transferred Interests") free and clear of all Encumbrances, except for any Encumbrance arising under the Securities Act of 1933, as amended, or any applicable state securities laws or any Transaction Document upon payment of the Preliminary Purchase Price in immediately available funds in the manner set forth in Section 2.2 below; provided, however, that to the extent that there exist any voting rights with respect to Sherman Financial inherent in the Transferred Interests other than those set forth in Section 9.8(d) and Section 10.1(b) of the Sherman Financial LLC Agreement, such rights shall be retained by the Sellers and shall not be transferred to Purchaser.

      Section 2.2 Closing. The closing of the Purchase Transaction (the "Closing") shall take place at the New York offices of Cleary Gottlieb Steen & Hamilton LLP, at 10:00 a.m., local time, on June 15, 2005, or, if the conditions to Closing set forth in Sections 2.3, 2.4 and 2.5 have not been satisfied or waived by the Party entitled to the benefit thereof on or prior to such date, on the second Business Day following satisfaction or waiver of such condition, or such other date and time as to which Purchaser and Sellers agree in writing. The date and time of Closing is referred to herein as the "Closing Date." At the Closing, the Parties shall consummate the transactions contemplated by this Agreement in the following manner and in the following order:

      (a) Each Seller shall deliver to Purchaser the Transaction Documents (other than this Agreement) duly executed by such Seller or Sherman Financial, as the case may be.

      (b) Purchaser shall deliver to each Seller the preliminary purchase price allocable to such Seller as set forth on Schedule 2.2 (the "Preliminary Purchase Price") by wire transfer of immediately available funds to an account designated by such Seller.

      (c) Purchaser shall become a Member of the Company in accordance with the terms of the Sherman Financial LLC Agreement and, subject to Section 2.1 and
Section 5.5 of this Agreement, shall be entitled to all of the rights, and subject to all of the obligations, of a Member as provided therein.

      (d) The Sellers shall cause Sherman Financial to record the transfer of the Percentage Interests from each Seller to Purchaser pursuant to the Purchase Transaction in the books and records of Sherman Financial.

      Section 2.3 Conditions of the Obligations of Purchaser at the Closing. The obligation of Purchaser to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction as of the Closing of the following conditions:

      (a) Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct in all material respects at and as of the Closing with the same effect as if made at and as of such date.

      (b) Governmental Approvals. All necessary prior regulatory approvals of Governmental Entities with respect to the Purchase Transaction ("Governmental Approvals") shall have been received and shall be in effect, and all conditions or requirements prescribed by Law or by any such Governmental Approvals (including all waiting periods) shall have been satisfied.

      (c) Termination of Advisory Services Agreement. Sellers shall have caused Sherman Financial to terminate the Advisory and Administrative Services Agreement, dated as of January 1, 2005, between Sherman Financial and Sherman Capital, with effect from the Closing Date.

      Section 2.4 Conditions of the Obligations of MGIC at the Closing. The obligation of MGIC to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction as of the Closing of the following conditions:

      (a) Representations and Warranties. The representations and warranties contained in Article V shall be true and correct in all material respects at and as of the Closing with the same effect as if made at and as of such date.

      (b) Governmental Approvals. All Governmental Approvals shall have been received and shall be in effect, and all conditions or requirements prescribed by Law or by any such Governmental Approvals (including all waiting periods) shall have been satisfied.

      (c) MSII Stockholders Agreement. The MSII Stockholders Agreement shall have been executed by the parties thereto and, as of the Closing, such agreement shall be in full force and effect and shall not have been amended or modified, and no material provision thereof shall have been waived.

      (d) Employment Agreements. Each of the Chief Executive Officer and Director of Portfolio Valuation of Sherman Capital shall have executed an employment agreement with Sherman Capital on terms reasonably satisfactory to MGIC and, as of the Closing, each such agreement shall be in full force and effect.

      Section 2.5 Conditions of the Obligations of Radian at the Closing. The obligation of Radian to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction as of the Closing of the following conditions:

      (a) Representations and Warranties. The representations and warranties contained in Article V shall be true and correct in all material respects at and as of the Closing with the same effect as if made at and as of such date.

      (b) Governmental Approvals. All Governmental Approvals shall have been received and shall be in effect, and all conditions or requirements prescribed by Law or by any such Governmental Approvals (including all waiting periods) shall have been satisfied.

      (c) MSII Stockholders Agreement. The MSII Stockholders Agreement shall have been executed by the parties thereto and, as of the Closing, such agreement shall be in full force and effect and shall not have been amended or modified, and no material provision thereof shall have been waived.

      (d) Employment Agreements. Each of the Chief Executive Officer and Director of Portfolio Valuation of Sherman Capital shall have executed an employment agreement with Sherman Capital on terms reasonably satisfactory to Radian and, as of the Closing, each such agreement shall be in full force and effect.

      Section 2.6 Supplemental Purchase Price. Following completion of the Closing, Purchaser shall deliver to each Seller on or prior to the seventh day following the Closing Date (or the next succeeding Business Day if such day is not a Business Day) the supplemental purchase price allocable to such Seller as set forth on Schedule 2.6 (the "Supplemental Purchase Price") by wire transfer of immediately available funds to an account designated by such Seller.

      Section 2.7 Grant of Security Interest to Sellers. As security for the timely performance of Purchaser's obligation to deliver the allocable share of the Supplemental Purchase Price to each Seller, Purchaser grants to each Seller, immediately upon Closing, a first priority security interest in all of Purchaser's right, title and interest in, to and under the following (the "Collateral"):

      (a) Such Seller's allocable share of the Transferred Interests;

      (b) all rights and privileges relating to the foregoing (including voting rights); and

      (c) all proceeds (as such term is defined in the UCC) of any and all of the foregoing.

      Section 2.8 Rights and Obligations Regarding Collateral. Unless and until an Event of Default shall have occurred and be continuing, following Closing:

      (a) Purchaser shall be entitled to exercise any and all voting rights and/or other consensual rights and powers inuring to an owner of the Collateral or any part thereof for any purpose consistent with the terms of this Agreement; and

      (b) Purchaser shall be entitled to receive and retain any and all distributions made with respect to the Collateral; provided, however, that until actually paid, all rights to such distributions shall remain subject to the security interest of this Agreement.

      Section 2.9 Covenants Relating to Collateral; Events of Default.

      (a) Purchaser agrees as follows:

      (i) it will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other lien on, the Collateral, other than the security interest and lien granted under Section 2.7 and such other encumbrances or restrictions arising under the Sherman Financial LLC Agreement and MSII Stockholders Agreement or Sherman Capital LLC Agreement;

      (ii) its exact legal name is as shown on the signature page of this Agreement, and its corporate structure and jurisdiction of organization are as shown in Section 4.1 hereof and its chief executive office and primary place of business are located at the address specified in Section 7.4; and

      (iii) it will not change (i) its name, identity or corporate structure in any manner (including by merger, consolidation, change in corporate form or otherwise) or (ii) the location of its chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have given Sellers not less than 5 days' prior notice thereof in writing and taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of Sellers' security interests in the Collateral, intended to be granted and agreed to hereby.

      (b) An "Event of Default" will exist with respect to a Party (such Party, the "Defaulting Party") if:

      (i) Purchaser fails to comply with or perform any agreement or obligation set forth in Section 2.6 of this Agreement and such failure continues for 5 days after notice of that failure is given to the Defaulting Party;

      (ii) Purchaser shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of Purchaser, or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against Purchaser for reorganization, and such adjudication or order shall remain in force or unstayed for a period of 5 days; or

      (iii) Purchaser shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due.

      Section 2.10 Remedies upon Default.

      (a) If any Event of Default shall have occurred and be continuing, subject to the Sherman Financial LLC Agreement, each Seller shall each have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not in effect in the jurisdiction where the rights and remedies are asserted or sought to be exercised), and such additional rights and remedies to which a secured party is entitled under the Laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted or sought to be exercised. In addition, without being required to give any notice, except as may be required by mandatory provisions of Law, subject to the Sherman Financial LLC Agreement, upon the exercise of its rights and remedies hereunder, each Seller shall have the right to hold the Collateral absolutely free from any claim or right of whatsoever kind.

      (b) Upon the occurrence and during the continuance of an Event of Default:

      (i) All rights of Purchaser to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2.8(a) above shall cease, and all such rights shall thereupon become vested in each Seller, which shall have sole and exclusive right and authority to exercise such voting and consensual rights and power; and

      (ii) All rights of Purchaser to distributions or other payments pursuant to Section 2.8(b) above shall cease, and all such rights shall thereupon become vested in each Seller, which shall have the sole and exclusive right and authority to receive and retain such distributions or other payments. All distributions or other payments received by Purchaser contrary to the provisions of this paragraph (b)(ii) shall be held in trust for the benefit of the Sellers, shall be segregated from other property or funds of Purchaser and shall be forthwith delivered to each Seller upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by a Seller pursuant to this paragraph (b)(ii) shall be retained by such Seller as additional Collateral hereunder and applied in accordance with the provisions hereof.

      Section 2.11 Termination of Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force until the payment of the Supplemental Purchase Price as required herein.

                                   ARTICLE III

                                    COVENANTS

      Section 3.1 Tax Matters.

      (a) Following the Closing Date, the Parties will use their best efforts to cause Sherman Financial to make an election under section 754 of the Code effective for the taxable year ending December 31, 2005 (or any other taxable year that includes the Closing Date).

      (b) Unless and until there is a change in Law after the date hereof requiring a different result, the Parties agree that in preparing and filing federal income tax returns and state or local tax returns that follow federal principles (including returns of Sherman Financial), and in any Internal Revenue Service audit, they will treat the transfer of Transferred Interests under this
Agreement: (i) as a sale of the Transferred Interests by the Sellers to Purchaser at a price equal to the Purchase Price that transfers ownership of the Transferred Interests to Purchaser, and (ii) as if, on the Closing Date immediately following such sale, (x) Purchaser contributed cash to Sherman Financial equal to the excess of the fair market value of the Transferred Interests on the Closing Date over the Purchase Price (the "Income Amount"), increasing its capital account to fair market value, and (y) Sherman Financial then made a cash payment to Purchaser equal to the Income Amount, representing a guaranteed payment within the meaning of section 707(c) of the Code for services rendered by Purchaser to Sherman Financial, that is ordinary income to Purchaser and an ordinary deduction to Sherman Financial that is allocated fifty percent (50%) each to the Sellers.

      (c) Within thirty (30) days following the Closing Date, Purchaser shall make a timely election under section 83(b) of the Code in respect of the purchase of the Transferred Interests hereunder. Purchaser agrees to provide to Sherman Financial on request evidence that Purchaser has included in its gross income the amount described in Section 3.1(b) and that its stockholders have included in their gross incomes their respective shares of such amount. Purchaser shall indemnify, defend and hold harmless each Seller from and against all Losses incurred by such Seller that arise out of Purchaser's failure to make or maintain an election under section 83(b) in accordance with this Section 3.1(c) or to report gross income resulting from such election in its tax returns as timely filed (with permitted extensions). Purchaser agrees to provide to each Seller on request evidence that it has included in gross income amounts resulting from such election in its tax returns as timely filed (with permitted extensions).

      (d) The fair market value of the Transferred Interests for purposes of
Section 3.1(b) shall be the value of Sherman Financial set forth in Schedule 3.1(d), multiplied by the Percentage Interest represented by the Transferred Interests.

      Section 3.2 Governmental Approvals; Further Assurances.

      (a) From and after the date hereof and until the Closing, each of the Parties hereto shall (i) cooperate with the others and use its reasonable best efforts in good faith and in a timely manner to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain all Governmental Approvals and (ii) do any and all acts and things reasonably deemed by such Party in good faith to be necessary or appropriate in order to cause the transactions contemplated by this Agreement to be consummated on the terms and subject to the conditions provided herein and therein as promptly as practicable.

      (b) The Sellers agree to assist Purchaser and its shareholders in the preparation and filing of all applications required to be submitted in order to obtain the requisite Governmental Approvals ("Applications") to be filed by Purchaser, including by furnishing Purchaser and its shareholders, to the extent permitted by applicable Law, with all information as may be reasonably necessary or advisable in connection with any Application.

      Section 3.3 Confidentiality. The Parties hereto agree to keep this Agreement strictly confidential, and no Party shall, and the Parties shall cause Sherman Financial not to, without the prior written consent of the other Parties, disclose this Agreement or any of its terms to any Person (other than its Representatives), except to the extent a Party is advised by its counsel (who may be internal counsel) that such disclosure is required by law (in which case, the provisions of the following sentence shall apply). Notwithstanding anything in this Agreement to the contrary, in the event that a Party hereto is advised by its counsel that such disclosure is required by law, it is agreed that such Party or its Representative, as the case may be, (i) shall notify the other Parties of such requirement as promptly as practicable, (ii) may, without liability hereunder, disclose this Agreement in the manner it is advised is required by law and (iii) will exercise its best efforts to have confidential treatment accorded to any provision of this Agreement that a Party hereto reasonably requests to have accorded such treatment if such requesting Party takes primary responsibility for preparing and, to the extent permissible by law, processing such request.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

            As a material inducement to Purchaser to enter into this Agreement and purchase the Percentage Interests hereunder, each Seller hereby represents and warrants to Purchaser, solely with respect to itself and not with respect to the other Seller, as follows:

      Section 4.1 Organization. Such Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation.

      Section 4.2 Equity Interests and Related Matters. Each of such Seller's Percentage Interests has been duly authorized and validly issued and is fully paid. There are no statutory or contractual preemptive rights or rights of first refusal or Encumbrances or other similar restrictions with respect to the purchase and sale of such Seller's Percentage Interests hereunder (other than those contained in the Existing Operating Agreement or in the other Transaction Documents or any of the foregoing which have been terminated or otherwise cancelled as of the Closing). Except for the Existing Operating Agreement, there are no agreements or understandings between such Seller and any other Persons with respect to the voting or transfer of Sherman Financial's Interests or with respect to any other aspect of Sherman Financial's governance.

      Section 4.3 Authorization. The execution, delivery and performance of this Agreement and all of the other Transaction Documents to which such Seller is a party and the sale of the Percentage Interests hereunder by such Seller have been duly authorized by such Seller. This Agreement and all other Transaction Documents to which such Seller is a party, when executed and delivered by such Seller in accordance with the terms thereof, shall each constitute a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

      Section 4.4 Noncontravention. The execution and delivery by such Seller of this Agreement and all other Transaction Documents to which such Seller is a party, the sale of the

Percentage Interests hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by such Seller, do not (i) conflict with or result in a material breach of the terms, conditions or provisions of, (ii) constitute a material default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Encumbrance upon such Seller's Percentage Interests pursuant to, (iv) give any third party the right to modify, terminate or accelerate any material obligation under or (v) require that such Seller obtain or make any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any Governmental Entity pursuant to, any Law to which such Seller is subject, the organizational documents of such Seller or any material agreement, instrument, order, judgment or decree to which such Seller is subject except as has not had and would not have a material adverse effect on such Seller's ability to consummate the Purchase Transaction or perform its obligations under this Agreement.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            As a material inducement to the Sellers to enter into this Agreement and consummate the transactions contemplated hereby Purchaser hereby represents and warrants to the Sellers as follows:

      Section 5.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

      Section 5.2 Authorization. The execution, delivery and performance of this Agreement and all of the other Transaction Documents to which Purchaser is a party and the purchase of the Percentage Interests that will constitute Transferred Interests by Purchaser have been duly authorized by Purchaser. This Agreement and all other Transaction Documents to which Purchaser is a party, when executed and delivered by Purchaser in accordance with the terms thereof, shall each constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

      Section 5.3 Noncontravention. The execution and delivery by Purchaser of this Agreement and all other Transaction Documents to which Purchaser is a party, the purchase of the Percentage Interests hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by Purchaser, do not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a material default under (whether with or without the passage of time, the giving of notice or both), (iii) give any third party the right to modify, terminate or accelerate any material obligation under or
(iv) require that Purchaser obtain or make any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any Governmental Entity pursuant to, any Law to which Purchaser is subject, the organizational documents of Purchaser or any material agreement, instrument, order, judgment or decree to which Purchaser is subject, except as has not had and would not have a material adverse effect on Purchaser's ability to consummate the Purchase Transaction or perform its obligations under this Agreement.

      Section 5.4 Investment Representation. Purchaser is purchasing the Percentage Interests hereunder for its own account with the present intention of holding the same for investment purposes and not with a view to or for sale in connection with any public distribution thereof in violation of any federal or state securities laws. Purchaser acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Percentage Interests. Purchaser acknowledges that the Transferred Interests have not been registered under the Securities Act of 1933, as amended, or any state or foreign securities laws and that the Transferred Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is (i) pursuant to the terms of an effective registration statement under the Securities Act of 1933, as amended, and the Transferred Interests are registered under any applicable state or foreign securities laws or (ii) pursuant to an exemption from registration under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws.

      Section 5.5 No General Voting Rights. Purchaser acknowledges that its ownership of the Transferred Interests shall not entitle Purchaser to representation on Sherman Financial's Board of Managers and shall not entitle Purchaser to vote on any matter relating to Sherman Financial except as provided in Section 9.8(d) and Section 10.1(b) of the Sherman Financial LLC Agreement.

      Section 5.6 Member's Equity. Sherman Financial's members equity, as determined in accordance with GAAP, was as set forth on Schedule 5.6 as of April 30, 2005.

                                   ARTICLE VI

                                   TERMINATION

      Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Sellers and Purchaser.

      Section 6.2 Effect of Termination. In the event of termination of this Agreement by the Parties as provided above, this Agreement shall forthwith become void and of no further force and effect, except that Article VII shall survive such termination indefinitely, and such termination shall be deemed to release any Party from any liability for any breach by such Party of this Agreement prior to such termination other than willful breaches.

                                  ARTICLE VII

                                  MISCELLANEOUS

      Section 7.1 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the other Transaction Documents and the consummation of the Closing shall be paid by the Party incurring such expenses, except that the fees and expenses of Cleary Gottlieb Steen & Hamilton LLP shall be paid by Sherman Financial.

      Section 7.2 Consent to Amendments. This Agreement may be amended, or any provision of this Agreement may be waived; provided that any such amendment or waiver shall be binding upon the Parties only if set forth in a writing duly signed by or on behalf of the Parties.

      Section 7.3 Successors and Assigns. This Agreement and all of the covenants and agreements contained herein and all of the rights, interests and obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not. This Agreement shall not be assignable by any Party without the consent of the other Parties, except that each of MGIC and Radian may assign this Agreement in connection with a Transfer as permitted by
Section 9.1(c)(i) or (ii) of the Sherman Financial LLC Agreement.

      Section 7.4 Notices. Notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when received if delivered by hand, facsimile transmission or by first class mail (registered, return receipt requested), properly addressed and postage prepaid:

      If to Sellers:

         Radian Guaranty, Inc.
         1601 Market Street
         Philadelphia, PA  19103-2337
         Attention:      General Counsel
         Telephone No.:  (800) 523-1988, ext. 3388
         Fax No.:        (215) 405-9160]

         and

         Mortgage Guaranty Insurance Corporation
         MGIC Plaza, P.O. Box 488
         Milwaukee, Wisconsin  53201-0488
         Attention:      Chief Financial Officer
         With a copy to: General Counsel
         Telephone No.:  (800) 558-9900
         Fax No.:        (414) 347-6959 (General Counsel) / (414) 347-2655 (CFO)

      If to Purchaser:

         Meeting Street Partners II, Inc.
         5348 Vegas Drive
         Las Vegas, Nevada 89108
         Attention:      Secretary
         Telephone No.:  (702) 387-7514
         Telecopier No.: (702) 387-7517

      Section 7.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      Section 7.6 Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

      Section 7.7 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties, any legal or equitable rights hereunder.

      Section 7.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

      Section 7.9 Resolutions of Disputes.

      (a) Generally. Unless prohibited by applicable Law, the Parties agree that any dispute, controversy or claim arising out of or relating to this Agreement or the performance by the Parties of its terms shall be settled by binding arbitration held in the Borough of Manhattan, City of New York, State of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 7.9. Notwithstanding the foregoing, to the extent the arbitrator(s) does not possess the power to subpoena witnesses necessary to the resolution of a dispute, controversy or claim brought hereunder which a court of competent jurisdiction would possess, such dispute, controversy or claim shall not be subject to the terms of this Section 7.9 and shall instead be subject to resolution in such court. If the Parties to the Sherman Financial LLC Agreement are engaged in or submit a matter to arbitration with respect to or related to the same subject matter as a matter which is to be submitted to arbitration pursuant to this Agreement, such arbitrations shall be jointly conducted.

      (b) Arbitrators. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $500,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator. No arbitrator shall be a current or former officer, manager, director or employee of MSII, MGIC, Radian, Meeting Street Partners Inc., a Delaware corporation, Sherman Capital or any Member.

      (c) Procedures: No Appeal. The arbitrator(s) shall allow such discovery as the arbitrator(s) determines appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the Parties written notice of the decision, with the reasons therefor set out, and shall have 30 days thereafter to reconsider and modify such decision if any Party so requests within 10 days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including

(without limitation) persons who have failed or refused to participate in the arbitration process, except to the extent such decision shall be premised upon an erroneous application of or shall be contrary to applicable Law. In making any decision, the arbitrator(s) is instructed to preserve, as nearly as possible, to the extent compatible with applicable Law, the original business and economic intent of the Parties embodied in this Agreement.

      (d) Authority. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

      (e) Entry of Judgment. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. MSII, MGIC and Radian each hereby submit to the in personam jurisdiction of the federal and state courts in the Southern District of New York, and in the borough of Manhattan for the purpose of confirming any such award and entering judgment thereon.

      (f) Confidentiality. All proceedings under this Article VII, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all Parties and by the arbitrators.

      (g) Continued Performance. The fact that the dispute resolution procedures specified in this Article VII shall have been or may be invoked shall not excuse any Party from performing its obligations under this Agreement and during the pendency of any such procedure all Parties shall continue to perform their respective obligations in good faith.

      (h) Tolling. All applicable statutes of limitation shall be tolled while the procedures specified in this Article VII are pending. The Parties will take such action, if any, required to effectuate such tolling.

      Section 7.10 Waiver of Jury Trial. WITHOUT LIMITING SECTION 7.9, AND ONLY TO THE EXTENT THAT ANY PROVISION OF SECTION 7.9 IS HELD BY A COURT OF COMPETENT JURISDICTION NOT TO BE ENFORCEABLE, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

      Section 7.11 No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                                    * * * * *

            IN WITNESS WHEREOF, the Parties hereto have executed this Securities Purchase Agreement as of the date first written above.

                                    RADIAN GUARANTY, INC.

                                    By:       /s/ Robert Quint
                                       -----------------------------------------
                                       Name:   Robert Quint
                                       Title:  Executive Vice President and
                                       Chief Financial Officer

                                    MORTGAGE GUARANTY INSURANCE CORPORATION

                                    By:       /s/ J. Michael Lauer
                                       -----------------------------------------
                                       Name:   J. Michael Lauer
                                       Title:  Executive Vice President and
                                       Chief Executive Officer

                                    MEETING STREET PARTNERS II, INC.

                                    By:       /s/ Les Gutierrez
                                       -----------------------------------------
                                       Name:   Les Gutierrez
                                       Title:  Authorized Representative

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